Exhibit 21


                           SUBSIDIARIES OF REGISTRANT

NCT Group, Inc.'s subsidiaries as of December 31, 2003 are listed below.


                                                          Jurisdiction of
Name                                               Incorporation or Organization             Equity
----                                               -----------------------------             ------

NCT Muffler, Inc.                                             Delaware                         100%
NCT Far East, Inc.                                            Delaware                         100%
NCT Hearing Products, Inc.                                    Delaware                         100%
NCT Medical Systems, Inc.                                     Delaware                          90%
Pro Tech Communications, Inc.                                 Florida                           82%
Noise Cancellation Technologies (Europe) Ltd.                 UK                               100%
Artera Group, Inc.                                            Delaware                         100%
Artera Group International Limited                            UK                               100%
Midcore Software, Inc.                                        Delaware                         100%
Midcore Software Limited                                      UK                               100%
ConnectClearly.com, Inc.                                      Delaware                          99%
Distributed Media Corporation                                 Delaware                          99%
DMC Cinema, Inc.                                              Delaware                          84%
DMC HealthMedia Inc.                                          Delaware                         100%
Distributed Media Corporation International Ltd.              UK                               100%
Distributed Media Corporation Ltd.                            UK                               100%
DMC New York, Inc.                                            Delaware                         100%
NCT Audio Products, Inc.                                      Delaware                         100%
NCT Video Displays, Inc.                                      Delaware                         100%
Advancel Logic Corporation                                    California                        99%
Chaplin Patents Holding Company, Inc                          Delaware                         100%
2020 Science Limited                                          UK                               100%